   As filed with the Securities and Exchange Commission on October 28, 1999

                                                      Total Number of Pages - 4
                                                  Index to Exhibits at Page - 4

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           DATA CRITICAL CORPORATION
            (Exact name of registrant as specified in its charter)

Delaware                                                     91-1901482
(State of incorporation or organization)                     (IRS Employer
                                                             Identification No.)

19820 North Creek Parkway, Suite 100
Bothell, Washington                                          98011
(Address of principal executive offices)                     (Zip Code)


If this form relates to the registration of a          If this form relates to the registration
class of securities pursuant to Section 12(b)          of a class of securities pursuant to
of the Exchange Act and is effective pursuant          Section 12(g) of the Exchange Act and is
to General Instruction A.(c), check the                effective pursuant to General
following box.      [ ]                                Instruction A.(d), check the following
                                                       box.      [X]

Securities Act registration statement file number to which this form relates:
333-78059 (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered
       -------------------                  ------------------------------

              None                                       None

       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
                   ----------------------------------------
                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in Data Critical's Registration Statement on Form S-1 (SEC File No. 333-78059) (the "Form S-1 Registration Statement").

Item 2.   Exhibits

               The following exhibits are filed as a part of this Registration
               Statement:

               1.1 Specimen certificate for Data Critical's Common Stock -- incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

               2.1 Amended and Restated Certificate of Incorporation -- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

               2.2 Form of Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

               2.3 Bylaws -- incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.

               2.4 Amended and Restated Registration Rights Agreement dated February 22, 1995, as amended, between Data Critical and certain holders of Data Critical's securities -- incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Data Critical has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 1999             DATA CRITICAL CORPORATION


                                   By:        /s/ Jeffrey S. Brown
                                       -------------------------------------
                                       Jeffrey S. Brown
                                       President and Chief Executive Officer

                               INDEX TO EXHIBITS

                                                                 Sequentially
Exhibit No.                   Description                        Numbered Page
-----------                   -----------                        -------------
   1.1       Specimen certificate for Data Critical's Common     Incorporated by
             Stock -- incorporated herein by reference to        reference
             Exhibit 4.1 to the Form S-1 Registration
             Statement.

   2.1       Amended and Restated Certificate of                 Incorporated by
             Incorporation -- incorporated herein by             reference
             reference to Exhibit 3.1 to the Form S-1
             Registration Statement.

   2.2       Form of Amended and Restated Certificate of         Incorporated by
             Incorporation to be filed with the Delaware         reference
             Secretary of State incorporated herein by reference to Exhibit 3.2 to the Form S-1
             Registration Statement.

   2.3       Bylaws -- incorporated herein by reference to       Incorporated by
             Exhibit 3.3 to the Form S-1 Registration            reference
             Statement.

   2.4       Amended and Restated Registration Rights            Incorporated by
             Agreement dated February 22, 1995, as amended,      reference
             between Data Critical and certain holders of Data
             Critical's securities -- incorporated herein by reference to Exhibit 4.2 to the Form S-1
             Registration Statement.